                                                                    EXHIBIT 1.1


                            Cooper Industries, Inc.

                                  $300,000,000

                         Third Series Medium-Term Notes

                             Distribution Agreement
                             ----------------------


                                                                January 26, 1996


Goldman, Sachs & Co.
85 Broad Street, 26th Floor
New York, New York  10004

CS First Boston Corporation
55 East 52nd St.
Park Avenue Plaza, 35th Floor
New York, New York  10055

Chase Securities, Inc.
One Chase Manhattan Plaza, 15th Floor
New York, New York 10081

Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285


Dear Sirs:

         Cooper Industries, Inc., an Ohio corporation (the "Company"), proposes to issue and sell up to $300,000,000 aggregate principal amount of its Third Series Medium-Term Notes (the "Notes"). Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters on terms substantially identical (including with respect to commissions) to the terms contained herein, the Company hereby appoints each of you, as an agent (individually, an "Agent" and collectively, the "Agents") for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained but subject to terms and conditions herein set forth, each of you agrees, severally but not jointly, to use best efforts consistent with standard industry practice to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. If the Company sells


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Notes directly on its own behalf to an investor, no commission will be paid with respect to such sales. In addition, any Agent may also purchase Notes as principal and the Company will enter into a Terms Agreement in the form attached hereto as Exhibit A relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to you as principal), the Agents are acting solely as agents of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes.

         The terms and rights of the Notes shall be as specified in or established pursuant to the indenture, dated as of January 15, 1990 (such indenture, as amended by the Trust Indenture Reform Act of 1990, hereinafter referred to as the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"). The Notes shall have the maturities, annual interest rates, redemption provisions and other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit B (the "Procedures").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the Notes. In connection with the sale of Notes, the Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), one or more supplements to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended or supplemented from time to time, is hereinafter referred to as the "Registration Statement." The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." A supplement providing solely for the specification of the principal amount, the issue price, the maturity date, the issue date, the interest rate or any other principal term of any Notes is referred to herein as a "Pricing Supplement." The term "Prospectus" means the Basic Prospectus together with any prospectus supplement (including a Pricing Supplement) or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with or transmitted for filing to the Commission pursuant to Rule 424 or by such other method deemed appropriate by the Company. As used herein, the terms "Registration Statement," Basic Prospectus," "Prospectus Supplement," "Pricing Supplement" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" (and all terms derivative of such terms) as used in this Agreement shall include all documents that are deemed to be incorporated by reference in the Registration Statement and Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act").


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               1.       Representations and Warranties.  The Company represents
and warrants to, and agrees with, the Agents that:

               (a) The Company meets the requirements for use of Form S-3 under the Act and has filed with the Commission the Registration Statement on such Form (the file number of which is set forth in Schedule I hereto), for the registration under the Act of the aggregate principal amount of debt securities including the Notes (the "Securities") as set forth in Schedule I hereto. Such Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) As of the date hereof, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in such Registration Statement), when any Prospectus Supplement is filed with the Commission, as of the date of any Terms Agreement, and at the date of delivery by the Company of any Notes sold hereunder, (i) the Registration Statement, as amended as of any such time, and the Prospectus as supplemented as of any such time, and the Indenture comply or will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules and regulations thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus as supplemented as of any such time, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

               (c) The Company has been duly incorporated and is validly existing as a corporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions where the failure to be





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         so qualified will not have a material effect on the Company and its subsidiaries taken as a whole.

               (d) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

               (e) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (f) As of the time any Notes are issued and sold hereunder, such Notes will have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (g) As of the settlement date for the sale of any Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

               (h) During the period from the date of any Terms Agreement to the latter of (A) the Closing Date with respect to such Terms Agreement and (B) the date, if any, specified in such Terms Agreement, the Company shall not, without the prior consent of the purchaser thereunder, offer, sell or contract to sell, or announce the offering of, any debt securities (other than the Notes to be sold pursuant to the Terms Agreement) covered by the Registration Statement or any other registration statement filed under the Act.


               2.       Solicitations as Agent; Purchases as Principal.

               (a) Solicitations as Agent. In connection with each Agent's actions as agent hereunder, each Agent agrees to use best efforts consistent with standard industry practice to solicit and receive offers





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         to purchase Notes from the Company upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

               The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of such notice from the Company, each Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitations may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 4 or 5 hereof; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no such Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters substantially as set forth in Section 4 or 5 hereof.

               The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note in an amount and manner to be agreed to by the Company and such Agents, which amount shall not exceed the percentage of the purchase price of such Note set forth in
         Schedule I.

               Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part for any reason. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein.

               (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement, and the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement may be substantially in the form of Exhibit A hereto or may take the form of an exchange of any form of written telecommunication between an Agent and the Company.

               An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been


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         made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes (including any commissions or discounts), the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the offering of such Notes by such Agent.

               Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. With respect to each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and the payment therefor shall be as set forth in the Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

                (c) Administrative Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures, as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents after notice to, and with the approval of, the Trustee.

               (d)      Delivery.  The documents required to be delivered by
         Section 4 of this Agreement as a condition precedent to the Agent's obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered at the office of Cravath, Swaine & Moore, Agents' counsel (hereinafter "Agents' Counsel"), not later than 5:00 p.m., New York time, on the date hereof, or at such other time and/or place as each Agent and the Company may agree upon in writing, but in no event later than the day prior to the date on which any Agent begins soliciting offers to purchase Notes or the first date on which the Company accepts any offer by any Agent to purchase Notes as principal (the "Commencement Date").

               3.       Agreements.  The Company agrees with the Agents that:

               (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has afforded each Agent a reasonable opportunity to comment on such Prospectus Supplement or amendment; provided, however, that the foregoing requirement shall not





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         apply to any of the Company's filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to each Agent promptly after being mailed for filing with the Commission; and provided, further, that the Company need only provide the opportunity to comment on a Pricing Supplement to the particular Agent or Agents which, in the judgment of the Company, are involved in the solicitation or purchase which leads to the filing of such supplement. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act or by such other method as then deemed appropriate by the Company. The Company will promptly advise each Agent of (i) the filing of any amendment or supplement to the Basic Prospectus other than a Pricing Supplement, (ii) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company's filing any report required to be filed under the Exchange Act or a Pricing Supplement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented other than by virtue of a Pricing Supplement, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document; provided, however, that if any Agent is not so satisfied, such Agent shall give notice of such dissatisfaction to the Company within five business days of such amendment or supplement.

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each Agent to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (ii) prepare and file with the


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         Commission, subject to the first sentence of paragraph (a) of this
         Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) supply any such amended or supplemented Prospectus to each Agent in such quantities as the Agents may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each Agent pursuant to Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to such Agent, such Agent will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement if such an amendment is required, resume its obligation to solicit offers to purchase Notes hereunder.

               (c) As soon as reasonably practicable, the Company will make generally available to its security holders (as defined in Rule 158 under the Act) and to each Agent an earnings statement or statements that satisfy the provisions of Section 11(a) of the Act and Rule 158 as promulgated thereunder.

               (d) The Company will furnish to each Agent and Agents' Counsel, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Agents may reasonably request.

               (e) The Company will, with such assistance from the Agents as the Company may reasonably request, (i) endeavor to qualify the Notes for offer and sale under the laws of such jurisdictions as the Agents may reasonably designate and (ii) maintain such qualifications in effect so long as reasonably required for the distribution of the Notes; provided, however that in connection therewith the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

               (f) During the period when this Agreement is in effect, the Company shall furnish to each Agent copies of all reports or other communications (financial or other) furnished to its public stockholders, and deliver to each Agent as soon as they are available, copies of any reports and financial statements (other than reports on Form 11-K or any similar reports) furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

               (g) The Company shall, whether or not any sale of the Notes is consummated and whether or not this Agreement shall be terminated pursuant to Section 8, (i) pay all its expenses incident to the performance of its obligations under this Agreement, including the fees





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         and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, any preliminary Prospectus, the Prospectus, all amendments thereof and supplements thereto, the Indenture and this Agreement, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including reasonable fees of counsel, incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of each such jurisdiction as each Agent may reasonably designate, the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each Agent against presentation of receipts on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by such Agent and approved in writing by the Company in advance (it being understood that the Company shall be under no obligation to approve any such out-of-pocket expenses and that the failure to approve any such out-of-pocket expenses shall not relieve the Agents of their obligations hereunder), in connection with the offering and the sale of the Notes, and (iii) be responsible for the reasonable fees and expenses of Agents' Counsel incurred in connection with the offering and sale of the Notes.

               (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time).

               (i) The Company may from time to time offer Notes for sale otherwise than through an Agent. The Company reserves the right to solicit or accept offers to purchase Notes through an agent other than the Agents; provided, however, that the Company, promptly after making any such sale or entering into an agreement with any other agent notifies the Agents that it has done so.

               4. Conditions to the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, and each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder (in the case of each Agent's obligation to solicit offers to purchase Notes, at the time of such





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         solicitation, and, in the case of each Agent's obligation to purchase
         Notes as principal, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and to the following additional conditions precedent when and as specified (it being understood that any judgment to be made by the Agents under this
         Section 4 shall be made by each Agent individually):

                        (a)  At the time of such solicitation:

                                (i)       no stop order suspending the
                        effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

                                (ii) there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the reasonable judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the Prospectus;

                                (iii) the following shall not have occurred:
                        (A) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (B) a general banking moratorium shall have been declared either by Federal or New York State authorities, or (C) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes.

                        (b) Between the time the Company accepts an offer from an Agent to purchase Notes as principal and the purchase of the Notes by such Agent:

                                  (i) no stop order suspending the
                        effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

                                (ii) there shall not have been any change, or
                        any development involving a prospective change, in or affecting





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                       the business or properties of the Company and its
                       subsidiaries, taken as a whole, the effect of which is, in the reasonable judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the purchase the Notes as contemplated by the Registration Statement and the Prospectus;

                                (iii) there shall not have been any decreases
                        in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Rating Services (each a "Rating Agency"), nor shall either Rating Agency have announced publicly that it has placed any of such debt securities on a watch list with negative implications; and

                                 (iv) the following shall not have occurred:
                        (A) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (B) a general banking moratorium shall have been declared either by Federal or New York State authorities, or (C) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes.

                        (c) On the Commencement Date such Agent shall have received and, if called for by any agreement by such Agent to purchase Notes as principal, on the corresponding Settlement Date, such Agent shall have received:

                                (i) the opinion, dated as of such date, of the General Counsel of the Company to the effect that:

                                        (A)     the Company has been duly
                                incorporated and is validly existing as a corporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions where the failure to be so qualified will not have a material effect on the Company and its subsidiaries taken as a whole;





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                                        (B)     to the best knowledge of such
                                counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus as amended or supplemented, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus as amended or supplemented describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                                        (C)  the documents incorporated by
                                reference in the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective dates of filing with the Commission (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Exchange Act and the respective rules thereunder;

                                        (D)     each of this Agreement and any
                                applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

                                        (E)     no consent, approval,
                                authorization or order of any court or
                                governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issue and sale of the Notes by the Company and such other approvals (specified in such opinion) as have been obtained; and

                                        (F)     neither the issue and sale of
                                the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any material indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any material order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

         Such opinion shall also state that no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement (other than the financial statements and other financial information contained therein or incorporated therein by reference, the documents incorporated by reference therein and the Form T-1, as to which such counsel need not comment), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented (other than the financial statements and other financial information contained therein or incorporated therein by reference and the documents incorporated by reference therein, as to which such counsel need not comment), includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to Agents' Counsel, and (B) as to matters of fact, to the extent deemed proper by such counsel, on certificates of responsible officers of the Company and public officials.

               (ii) the opinion, dated as of such date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                        (A) the Notes conform in all material respects to the description thereof contained in the Prospectus;

                        (B) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and judicial decisions affecting creditors' rights generally from time to time in effect and subject to the application of equitable principles and the availability of equitable remedies); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and

                   (C) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial information contained therein, the documents incorporated by reference therein and the Form T-1 as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the respective rules thereunder.

         Such opinion shall also state that no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement (other than the financial statements and other financial information contained therein or incorporated therein by reference, the documents incorporated by reference therein and the Form T-1, as to which such counsel need not comment), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented (other than the financial statements and other financial information contained therein and the documents incorporated by reference therein, as to which such counsel need not comment), includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to Agents' Counsel and (B) as to matters of fact, to the extent deemed proper by such counsel, on certificates of responsible officers of the Company and public officials.

               (iii) an opinion, dated as of such date, of Cravath, Swaine & Moore, Agents' Counsel, to the effect set forth in subparagraphs (A),
         (B) and (C) of the foregoing paragraph (b)(ii) and to the further effect that the opinions delivered pursuant to the foregoing paragraphs (b)(i) and (b)(ii) are satisfactory in form and scope.
         Such opinion shall also state that such counsel has no reason to believe that the Registration Statement (other than the financial statements and other financial information contained therein or incorporated therein by reference, the documents incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented (other than the financial statements and other financial information contained therein or incorporated therein by reference and the documents incorporated by reference therein, as to which such counsel need not comment), includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of Texas, upon the opinions delivered pursuant to the foregoing paragraphs (b)(i) and
         (b)(ii), (B) as to matters involving the application of laws of any other jurisdiction, other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and (C) as to matters of fact, to the extent deemed proper by such counsel, on certificates of responsible officers of the Company (which the Company shall have furnished to such counsel upon the request of such counsel) and public officials.

               (d) On the Commencement Date and, if called for by any agreement to purchase Notes as principal to which any Agent is a party, on the corresponding Settlement Date, the Agents shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by the Treasurer or other financial executive officer of the Company to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (e) On the Commencement Date and, if called for by an agreement to purchase Notes as principal to which any Agent is a party, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the Agents a letter or letters (which may refer to letters previously delivered to the Agents), dated as of such Commencement Date or Settlement Date, as the case may be, substantially in the form attached hereto as Exhibit C.

               (f) On the Commencement Date and on each Settlement Date, as the case may be, the Company shall have furnished to each Agent such further information, certificates and documents as the Agents may reasonably request.

               If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of an Agent hereunder may be canceled by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

               5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented by the Company's periodic filings pursuant to the Exchange Act, the Company will deliver or cause to be delivered forthwith to each Agent the certificate described in the third sentence of this Section 5(a). Except as provided in the immediately preceding sentence, each time the Registration Statement or Prospectus is amended or supplemented (other than by a Pricing Supplement or for a change the Agents deem to be immaterial), the Company will, upon the reasonable request of the Agents, deliver or cause to be delivered forthwith to each Agent the certificate referred to in the third sentence of this Section 5(a). The certificate to be delivered pursuant to this Section 5(a) shall be signed by the Treasurer or other financial executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, and of the same tenor as the certificate referred to in Section 4(d) relating to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

               (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company shall furnish or cause to be furnished forthwith to each Agent a written opinion of counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(c)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter).

               (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental financial information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause its independent public accountants forthwith to furnish the Agents with a letter, dated the date of such amendment or supplement, as the case may be, and of the same tenor as the letter referred to in Section

4(e), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

               6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for use in connection with the preparation thereof.
This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agents, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding anything in this
Section 6 to the contrary, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 6 is unavailable, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the aggregate commissions received by such Agent pursuant to Section 2 bears to the aggregate principal amount of the Notes sold and the Company is responsible for the balance. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agents shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Agents in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. Relative fault shall be determined by, among other things, reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Agents. Notwithstanding the foregoing provisions of this subsection (d), (y) in no case shall an Agent be responsible for any amount in excess of the commissions received by such Agent and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 6, each person who controls an Agent within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

               7. Position of the Agents. In soliciting offers to purchase the Notes pursuant to Section 2(a), the Agents are acting solely as agent for the Company, and not as principal, and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent shall use its best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to an Agent after accepting an offer from such Agent, the Company shall hold the Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to the Agent the commission the Agent would have received had such sale been consummated, provided such default is not due to the Agent's failure to perform.

               8. Termination. This Agreement will continue in effect until terminated as provided in this Section 8. This Agreement may be terminated by either the Company as to any Agent or an Agent insofar as this Agreement relates to such Agent, giving written notice of such termination to the other party hereto. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to any other party hereto, except as provided in the third paragraph of Section 2(a), Section 3(g), Section 6, and Section 9. The provisions of this Agreement applicable to any purchase of a Note for which agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

               9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in
Section 6 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

             10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telefaxed and confirmed to the Agents, at the addresses specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it as follows: (i) if delivered by hand, to it at 1001 Fannin, Suite 4000, Houston, Texas 77002, (ii) if sent by mail, to it at P.O. Box 4446, Houston, Texas 77210, and (iii) if telefaxed, to it at (713) 739-5555, in each case marked to the attention of the Secretary.

             11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and (in the case of the benefits of Section 6) the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

             12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Agents.

                                        Very truly yours,

                                        COOPER INDUSTRIES, INC.,

                                        By:
                                              _____________________________
                                              Alan J. Hill
                                              Vice President and
                                               Treasurer


Accepted in New York, New York
as of the date hereof:

                                         CHASE SECURITIES, INC.

______________________________           By:  ______________________________
GOLDMAN, SACHS & CO.


CS FIRST BOSTON CORPORATION                      LEHMAN BROTHERS INC.


By: __________________________           By:_______________________________

                                   SCHEDULE I


Distribution Agreement dated January 26, 1996

Registration Statement No. 333-00117

Amount of the Notes: $300,000,000

Amount of the Securities: $300,000,000


               The Company agrees to pay each Agent a commission not in excess of the following percentage of the purchase price of each Note sold by such
Agent:



                Range of Maturities                                            Commission
                -------------------                                            ----------
         From nine months through one year                                        .125%
         More than one year through 18 months                                     .150%
         More than 18 months through two years                                    .200%
         More than 2 years through 3 years                                        .250%
         More than 3 years through 4 years                                        .350%
         More than 4 years through 5 years                                        .450%
         More than 5 years through 6 years                                        .500%
         More than 6 years through 7 years                                        .5125%
         More than 7 years through 9 years                                        .525%
         More than 9 years through 10 years                                       .550%
         More than 10 years through 15 years                                      .600%

Addresses for Notice to Agents:

Goldman, Sachs & Co.                             Chase Securities, Inc.
85 Broad Street, 26th Floor                      One Chase Manhattan Plaza,
New York, New York  10004                        15th Floor
                                                 New York, New York 10081
                                                 Attn: Medium Term Note Dept.
                                                 Fax: 212-552-1507

CS First Boston Corporation                      Lehman Brothers Inc.
55 East 52nd St.                                 3 World Financial Center
Park Avenue Plaza, 35th Floor                    New York, New York  10285
New York, New York  10055
Attn: Short & Medium Term Finance Dept.
Fax:  212-318-1498

                                                                       Exhibit A


                            COOPER INDUSTRIES, INC.

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                        ______________, 19 ___

Cooper Industries, Inc.
P.O. Box 4446
Houston, Texas  77210

Attention:  Treasurer

Re:            Distribution Agreement dated January ____, 1996
               (the "Distribution Agreement)"
               ---------------------------------------------------

               The undersigned agrees to purchase the following principal amount of your Third Series Medium-Term Notes: $

                                                          Floating
                        Fixed Rate                        Rate
All Notes:              Notes:                            Notes:
----------              ----------                        --------
Purchase                Interest                          Base rate:
 price:                  rate:

Price to                Applicability                     Index
 public:                 of modified                       maturity:
                         payment upon
Settlement               acceleration:                    Spread or Spread
 date and time:                                            multiplier:

Place of                Amortization                      Alternate rate
 delivery:              schedule:                          event spread:

Specified                                                 Initial interest
 currency:                                                 rate:

Maturity                                                  Interest reset
 date:                                                     dates:

Initial accrual                                           Maximum interest
 period OID:                                               rate:



Original yield
 to maturity:

Optional redemption                      Minimum interest
 dates(s):                               rate:

Initial redemption                       Interest payment
 date:                                   period:

Initial redemption                       Interest reset
 percentage:                             period:

Annual redemption                        Interest payment
 percentage                              dates:
 decrease:
                                         Calculation agent:

                                         Other terms:


                        The provisions of Sections 1, 2(b), 2(c), 3 through 6 and 8 through 12 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                        The opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required if, and to the extent, set forth below:

[Agent]


By:__________________________________
Name:
Title:

                                   EXHIBIT B


                            COOPER INDUSTRIES, INC.

           THIRD SERIES MEDIUM-TERM NOTES, ADMINISTRATIVE PROCEDURES

                        ________________________________

           Explained below are the administrative procedures and specific terms of the offering of Third Series Medium-Term Notes (the "Notes") on a continuous basis by Cooper Industries, Inc. (the "Company") pursuant to the Distribution Agreement, dated January 26, 1996 (the "Distribution Agreement") between the Company and Goldman, Sachs & Co., CS First Boston Corporation, Chase Securites, Inc. and Lehman Brothers Inc. (each an "Agent" and collectively the "Agents"). In the Distribution Agreement, each Agent has agreed to use its best efforts consistent with standard industry practice to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and the Company and such Agent may enter into a Terms Agreement, as contemplated by the Distribution Agreement.

           The Notes will be issued pursuant to the provisions of an indenture dated as of January 15, 1990 (as amended by the Trust Indenture Reform Act of 1990 and as it may be further supplemented or amended from time to time, the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) ("Chase"), as trustee. Chase will be the Registrar, Authentication Agent, and Paying Agent for the Notes and will perform the duties specified herein. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes"). Fixed Rate Notes may pay a level amount in respect of both interest and principal amortized over the life of the Notes (the "amortizing notes"). The Notes will be issued in U.S. dollars or other currencies, including composite currencies such as the European Currency Unit (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below) delivered to Chase, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

           Book-Entry Notes, which may only be denominated and payable in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Distribution Agreement, Indenture or the Notes shall be used herein as therein defined.

           PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

           In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chase will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and Chase to DTC, dated as of January 24, 1996 (the "Letter of Representation"), and a Medium Term Note Certificate Agreement between Chase and DTC, dated as of March 10, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               On any date of Settlement (as defined under
                        "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global
                        Security") representing up to $200,000,000 principal amount of all such Notes that have the same maturity date, redemption provisions, ranking, interest payment dates, interest period, original issue date, original issue discount provisions (if any) and, in the case of Fixed Rate Notes, interest rate and amortization schedule (if any) or, in the case of Floating Rate
                        Notes, initial interest rate, base rate, index maturity, interest reset period, interest reset dates, spread or spread multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any) and, in each case, any other relevant terms (collectively, "Terms"). Each Global Security will be dated and issued as of the date of its authentication by Chase.
                        Each Global Security will bear an "Interest Accrual
                        Date," which will be (i) with respect to an original
                        Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global
                        Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent interest payment date to which interest has been paid or duly provided for on the predecessor Global
                        Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued
                        Global Security. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global
                        Security will represent any Certificated Note.

Identification          The Company will arrange with the CUSIP Service Bureau
Numbers:                of Standard & Poor's Corporation (the "CUSIP Service
                        Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for the Notes which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to Chase and DTC the written list of 900 CUSIP numbers of such series. Chase will assign CUSIP numbers to Global
                        Securities as described below under Settlement
                        Procedure "B".  DTC will notify the CUSIP Service
                        Bureau periodically of the CUSIP numbers that Chase has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of such series remain unassigned to Global Securities, Chase shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing
                        Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Chase and DTC.

Registration:           Each Global Security will be registered in the name of
                        CEDE & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such
                        Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:              Transfers of a Book-Entry Note will be accompanied by
                        book entries made by DTC and, in turn, by Participants
                        (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:              Chase may deliver to DTC and the CUSIP Service
                        Bureau and Interactive Data Corporation at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global
                        Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the thirty days after such written notice is delivered and at least thirty days before the next interest payment date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned by the Company to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including
                        Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Chase will exchange such Global Securities for a single Global
                        Security bearing the new CUSIP number and a new
                        Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed
                        $200,000,000 in aggregate principal amount, one Global
                        Security will be authenticated and issued to represent each $200,000,000 principal amount of the exchanged
                        Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                        "Denominations" below).

 Maturities:            Each Book-Entry Note will mature on a date not less
                        than nine months after the Settlement date for such Note.

Notice of               Chase will give notice to DTC prior to each redemption
Redemption Dates:       date (as specified in the Note), if any, at the time
                        and in the manner set forth in the Letter of Representation from the Company and Chase to DTC dated
                        January 24, 1996.

Denominations:          Book-Entry Notes will be issued in principal amounts of
                        $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global
                        Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:               General.  Interest on each Book-Entry Note will accrue
                        from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the interest payment date; provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the interest payment date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption, as the case may be. Interest payable at the maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable.

                        Record Dates. The Record Date with respect to any interest payment date shall be the date 15 calendar days immediately preceding such interest payment date.

                        Fixed Rate Book-Entry Notes. Unless otherwise agreed upon, interest payments on Fixed Rate Book-Entry
                        Notes other than amortizing notes will be made semi-annually on March 1 and September 1 of each year and at maturity and Book-Entry amortizing notes will pay principal and interest semi-annually each March 1 and September 1, or quarterly each March 1, June 1, September 1, and December 1, and at maturity; provided, however, that if any interest payment date for a Fixed Rate Book-Entry Note is not a business day, the payment due on such day shall be made on the next succeeding business day and no interest shall accrue on such payment for the period from and after such interest payment date; and provided, further, that in the case of a Fixed Rate

                        Book-Entry Note issued between a Record Date and an interest payment date, the first interest payment will be made on the interest payment date following the next succeeding Record Date.

                        Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual interest reset date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual interest reset date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an interest payment date for Floating Rate Book-Entry Notes would otherwise be a day that is not a business day with respect to such Floating Rate Book-Entry Notes, such interest payment date will be the next succeeding business day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such business day is in the next succeeding calendar month, such interest payment date will be the immediately preceding business day; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an interest payment date, the first interest payment will be made on the interest payment date following the next succeeding Record Date.

                        Notice of Interest Payment and Record Dates. On the first business day of January, April, July and October of each year, Chase will deliver to the Company and DTC a written list of Record Dates and interest payment dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first business day.

Calculation of          Fixed Rate Book-Entry Notes.
Interest:               Interest on Fixed Rate Book-Entry

                        Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                        Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Unless otherwise agreed upon, interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of treasury rate notes, interest will be calculated on the basis of the actual number of days in the year.

Reporting of            General.  The Company and Chasewill take all steps
Interest                necessary in order for any interest payment date
Information:            interest payment date on any issue of Notes together
                        with the amount of interest payable, as well as changes in the interest rates of Floating Rate Book-Entry Notes as they occur from time to time, to be listed in the appropriate daily bond report published by Standard &
                        Poor's Corporation.

                        Fixed Rate Book-Entry Notes. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                        Floating Rate Book-Entry Notes. With regard to Floating Rate Book-Entry Notes on which the interest rate is reset weekly or daily, Chase will deliver to Standard & Poor's Corporation and Interactive Data Corporation on each day on which the amount of interest to be paid on the following payment date (including the Floating Rate Book-Entry Note's first interest payment date) is determined (at least 15 days prior to each monthly payment date) a listing of the CUSIP number assigned to each such note along with corresponding specifications of the next Record Date, payment date, and dollar amount of interest per $1,000 note to be paid on such payment date. For Floating Rate Book-Entry Notes on which the interest is reset monthly, quarterly, semi-annually or annually, Chase will deliver a similar listing to Standard & Poor's Corporation and Interactive Data Corporation on the day interest payment amounts are determined (at least 30 calendar days prior to the payment date).

Payments of             Payments of Interest.  Promptly after each Record Date,
Principal and           Chase will deliver to the Company and DTC a written
Interest:               notice specifying by CUSIP number the amount of
                        interest to be paid on each Global Security (other than an amortizing note) on the following interest payment date (other than an interest payment date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such interest payment date by reference to the daily bond reports published by Standard & Poor's
                        Corporation. In the case of amortizing notes, Chase will provide separate written notice to DTC prior to each interest payment date at the times and in the manner set forth in the Letter of Representation. The
                        Company will pay to Chase, as paying agent, the total amount of interest due on such interest payment date
                        (and, in the case of an amortizing note, principal and interest) (other than at maturity), and Chase will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                        Payments at Maturity or Upon Redemption. On or about the first business day of each month Chase will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security (other than an amortizing note) maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth business day preceding the maturity date or redemption date of such Global Security. In the case of amortizing notes, Chase will provide separate written notice to DTC prior to each interest payment date at the times and in the manner set forth in the Letter of Representation. The Company will pay to Chase, as the paying agent, the principal amount of such Global Security, together with interest due at such maturity date or redemption date. Chase will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any maturity date or redemption date of a Global Security representing Book-Entry Notes is not a business day, the payment due on such day shall be made on the next succeeding business day and, in the case of Fixed Rate Notes, no interest shall accrue on such payment for the period from and after such maturity date or redemption date. Promptly after payment to DTC of the principal and interest due on the maturity date or redemption date of such Global Security, Chase will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

                        Manner of Payment. The total amount of any principal and interest due on Global Securities on any interest payment date or at maturity or upon redemption shall be paid by the Company to Chase in funds available for immediate use by Chase as of 9:30 A.M. (New York City time), or as soon as possible thereafter, on such date. The Company will make such payment on such Global Securities by wire transfer (using Fedwire message entry instructions in a form previously specified by Chase) to an account at Chase previously specified by Chase, in funds available for immediate use by Chase, or by instructing Chase to withdraw funds from an account maintained by the Company at Chase. The Company will confirm such instructions in writing to Chase. Prior to 10 A.M. (New York City time), or as soon as possible thereafter, on each maturity date or redemption date, Chase will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any maturity date or redemption date. On each interest payment date, interest payments (and, in the case of amortizing notes, interest and principal payments) shall be made to DTC in same day funds in accordance with existing arrangements between Chase and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor Chase shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                        Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of          If any order to purchase a Book-Entry Note is accepted
Pricing                 by or on behalf of the Company, the Company will
Supplement:             prepare a pricing supplement (a "Pricing Supplement")
                        to the prospectus (as amended or supplemented) relating to such Notes (the "Prospectus") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with Regulation S-T and the applicable paragraph of Rule 424(b) under the Act, will deliver the number of copies of such Pricing Supplement to the selling Agent as the Agent shall reasonably request by the close of business on the following business day. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                        In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:             The receipt by the Company of immediately available
                        funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled on the third business day pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on another day which shall be no earlier than the next business day.

Settlement              Settlement Procedures with regard to each Book-Entry
Procedures:             Note sold by the Company to or through the Agent,
                        (except pursuant to a Terms Agreement, as defined in the Distribution Agreement), shall be as follows:

                              A.  The Agent will advise the Company by
                                  telephone that such Note is a Book-Entry
                                  Note and of the following Settlement
                                  information:

                                       1.  Order number.

                                       2.  Principal amount.

                                       3.  Maturity date.

                                       4.  In the case of a Fixed Rate
                                      Book-Entry Note, the interest rate and
                                      whether such Note is an amortizing note, or in the case of a Floating Rate Book-Entry Note, the initial interest rate (if known at such time), base rate, index maturity, interest reset period, initial interest reset date, interest reset dates, interest period, spread or spread multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), the alternate rate event spread (if any) and the applicability of the modified following banking day convention.

                                       5.  Interest payment dates.

                                       6.  Record Date.

                                       7.  Redemption and/or repayment
                                       provisions, if any.

                                       8.  Trade date.

                                       9.  Settlement date.

                                      10.  Price.

                                      11.  Agent's commission, if any,
                                      determined as provided in the
                                      Distribution Agreement.

                                      12.  Whether the Note is an OID Note, and
                                      if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of modified payment upon acceleration.

                                      13.  Net proceeds to Company.

                                      14.  Agent name.

                                      15.  Any other applicable Terms.

                             B.       The Company will advise Chase by
                                      telephone or electronic transmission
                                      (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Company and Chase will mutually then assign a CUSIP number to the Global Security representing such

                                      Note and will notify the Agent of such
                                      CUSIP number by telephone as soon as
                                      practicable.

                             C.       Chase will enter a pending deposit
                                      message through DTC's Participant
                                      Terminal System, providing the following
                                      Settlement information to DTC, the Agent and Standard & Poor's Corporation:

                                      1.  The information set forth in
                                      Settlement Procedure "A".

                                      2.  The initial interest payment date for
                                      such Note, the number of days by which
                                      such date succeeds the related DTC Record
                                      Date (which in the case of Floating Rate
                                      Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable interest payment date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and amount of interest payable on such initial interest payment date.

                                      3.  The CUSIP number of the Global
                                      Security representing such Note.

                                      4.  Whether such Global Security will
                                      represent any other Book-Entry Note (to
                                      the extent known at such time).

                                      5.  Whether such Note is an amortizing
                                      note (by appropriate notation in the
                                      comments field of DTC's Participant
                                      Terminal System).

                             D. Chase will complete and authenticate the Global Security representing such Note.

                             E. DTC will credit such Note to Chase's participant account at DTC.

                             F.       Chase will enter a Same Day Funds
                                      Settlement ("SDFS") deliver order through
                                      DTC's Participant Terminal System
                                      instructing DTC to (i) debit such Note to Chase's participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's Settlement account and credit Chase's Settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by Chase to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) Chase is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between Chase and DTC.

                             G. Unless the Agent purchased such Note as principal, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the Settlement accounts of such Participants and credit the Settlement account of the Agent for an amount equal to the price of such Note.

                             H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement date.

                             I. Chase will credit to the account of the Company maintained at Chase, New York, New York, in funds available for immediate use in the amount transferred to Chase in accordance with Settlement Procedure "F".

                             J. Unless the Agent purchased such Note as principal, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the
                                      Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                             K. Monthly, Chase will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised Chase but which have not yet been settled.

Settlement          For sales by the Company of Book-Entry
Procedures          Notes to or through the Agent (except
Timetable:          pursuant to a Terms Agreement) for
                    Settlement on the first business day
                    after the sale date, Settlement Procedures
                    "A" through "J" set forth
                    above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                           Settlement
                           Procedure                                         Time
                                                                             ----
                           A                           11:00 A.M. on the sale date
                           B                           12:00 Noon on the sale date
                           C                            2:00 P.M. on the sale date
                           D                            9:00 A.M. on Settlement date
                           E                           10:00 A.M. on Settlement date
                           F-G                          2:00 P.M. on Settlement date
                           H                            4:45 P.M. on Settlement date
                           I-J                          5:00 P.M. on Settlement date

                           If a sale is to be settled more than one business day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first business day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second business day before the Settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement date.

                           If Settlement of a Book-Entry Note is rescheduled or cancelled, Chase, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the business day immediately preceding the scheduled Settlement date.

Failure to          If Chase fails to enter an SDFS deliver order with respect
Settle:             to a Book-Entry Note pursuant to Settlement Procedure "F",
                    Chase may deliver to DTC, through DTC's Participant
                    Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to Chase's participant account, provided tha Chase's participant account contains a principal amount of the

                    Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, Chase will mark such Global Security "cancelled," make appropriate entries in Chase's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry
                    Notes represented by a Global Security, Chase will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                    If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Agent or Chase, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                    In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Chase will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Chase Not to        Nothing herein shall be deemed to require Chase to risk
Risk Funds:         or expend its own funds in connection with any payment to
                    the Company, or the Agent, it being understood by all parties that payments made by Chase to either the Company or the Agent shall be made only to the extent that funds are provided to Chase for such purpose.

Authenticity of     The Company will cause Chase to furnish the Agents from
Signatures:         time to time with the specimen signatures of such of
                    Chase's officers, employees or agents who have been authorized by Chase to authenticate Notes, but the Agents will have no obligation or liability to the Company or Chase in respect of the authenticity of the signature of any officer, employee or agent.


          PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Chase will serve as registrar in connection with the Certificated Notes.

Issuance:           Each Certificated Note will be dated
                    and issued as of the date of its authentication by Chase. Each Certificated Note will bear an original issue date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the Settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued
                    Certificated Note.

Registration:       Certificated Notes will be issued only in fully registered form.

Transfers and       A Certificated Note may be presented for transfer or
Exchanges:          exchange at the corporate trust office of Chase or as set
                    forth in the Notes. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:         Each Certificated Note will mature on a date not less than nine months from the Settlement date for such Note.

Currency:           The currency denomination with respect to any Certificated
                    Note and the payment of interest and repayment of principal with respect to any such Certificated Note shall be as set forth therein and in the applicable Pricing
                    Supplement.

Denominations:      Except as otherwise specified in any Note, the
                    denomination of any Certificated Note will be a minimum of U.S. $100,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or the equivalent, as determined pursuant to the provisions of the applicable
                    Prospectus Supplement, of U.S. $100,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency.

Interest:           General.  Interest on each Certificated Note will accrue
                    from the original issue date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods.
                    Each payment of interest on a Certificated Note will include interest accrued to but excluding the interest payment date;
                    provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include the Record
                    Date immediately preceding the interest payment date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption, as the case may be.

                    Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below or unless otherwise specified in any Note, interest payments on Fixed Rate Certificated Notes other than amortizing notes will be made semi-annually on March 1 and September 1 of each year and at maturity and Certificated amortizing notes will pay principal and interest semi-annually each March 1 and September 1, or quarterly each March 1, June 1, September 1, and December 1, and at maturity; provided, however, that if any interest payment date for a Fixed Rate Certificated Note is not a business day, the payment due on such day shall be made on the next succeeding business day and no interest shall accrue on such payment for the period from and after such interest payment date; and provided, further, that in the case of Certificated Fixed Rate Notes issued between a Record Date and an interest payment date, the first interest payment will be made on the interest payment date following the next succeeding Record Date.

                    Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly interest payment reset date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual interest reset date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual interest reset date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an interest payment date for Floating Rate Certificated Notes would otherwise be a day that is not a business day with respect to such Floating Rate Certificated Notes, such interest payment date will be the next succeeding business day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such business day is in the next succeeding calendar month, such interest payment date will be the immediately preceding business day; and provided, further, that in the case of a Floating Rate Certificated Note issued between a Record Date and an interest payment date, the first interest payment will be made on the interest payment date following the next succeeding Record Date.

Calculation of      Fixed Rate Certificated Notes.
Interest:           Interest on Fixed Rate Certificated Notes (including
                    interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                    Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Unless otherwise agreed upon, Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of treasury rate notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of         Chase will pay the principal amount of each Certificated
Principal and       Note at maturity or upon redemption upon maturity or
Interest:           upon redemption upon presentation and surrender of such
                    Note to Chase. Such payment, together with payment of interest due at maturity or upon redemption of such Note, will be made in funds available for immediate use by Chase and in turn by the holder of such Note. Certificated Notes presented to Chase at maturity or upon redemption for payment will be cancelled by Chase and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated U.S. dollar Note (other than interest due at maturity or upon redemption) will be made by U.S. dollar check drawn on Chase (or another person appointed by Chase) and mailed by Chase to the person entitled thereto as provided in such Note and the Indenture;
                    provided, however, that, if so provided in the Notes, the holder of $5,000,000 or more of Notes having the same interest payment date will, be entitled to receive payment by wire transfer of immediately available funds. Following each Record Date, Chase will furnish the Company with a list of interest payments to be made on the following interest payment date for each Certificated Note and in total for all Certificated Notes. Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable. Chase will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month. Chase will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                    If any maturity date or redemption date of a Certificated
                    Note is not a business day, the payment due on such day shall be made on the next succeeding business day and, in the case of Fixed Rate Notes, no interest shall accrue on such payment for the period from and after such maturity date or redemption date.

Preparation of      If any order to purchase a Certificated Note is
Pricing Supplement: accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing Supplement") to the Prospectus reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with Regulation S-T and the applicable paragraph of Rule 424(b) under the Act, will deliver the number of copies of such Pricing Supplement to the selling
                    Agent as the Agent shall reasonably request by the close of business on the following business day. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds
                    in exchange for an authenticated Certificated Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall constitute "Settlement" with respect to such Note.
                    All orders accepted by the Company will be settled on or before the third business day next succeeding the date of acceptance pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another date.

Settlement          Settlement Procedures with regard to each Certificated
Procedures:         Note sold by the Company to or through the Agent (except
                    pursuant to a Terms Agreement) shall be as follows:

                         A. The Agent will advise the Company by telephone that such Note is a Certificated Note and of the following Settlement information:

                         1.  Order number.

                         2. Name in which such Note is to be registered ("Registered Owner").

                         3. Address of the Registered Owner and address for payment of principal and interest.

                         4.  Taxpayer identification number of the
                         Registered Owner (if available).

                         5.  Principal amount.

                         6.  Maturity date.

                         7. In the case of a Fixed Rate Certificated Note, the interest rate and whether such Note is an amortizing note or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), base rate, index maturity, interest reset period, initial interest reset date, interest reset dates, spread or spread multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), the alternate rate event spread (if any) and the applicability of the modified following banking day convention.

                         8.  Interest payment dates.

                         9.  Record Dates.

                         10.  Redemption and/or repayment provisions, if any.

                         11.  Trade date.

                         12.  Settlement date.

                         13.  Price.

                         14. Agent's commission, if any, determined as provided in the Distribution Agreement between the Company and the Agent.

                         15. Whether the Note is an OID Note, and if it is an OID Note, the total amount of the OID, the yield to maturity, the initial accrual period OID and the applicability of modified payment upon acceleration.

                         16.  Net proceeds to Company.

                         17.  Agent name.

                         18.  Any other applicable Terms.

                           B. The Company will advise Chase by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                           C. The Company will have delivered to Chase a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agent and Chase:

                              1.  Note with customer confirmation.

                              2.  Stub One - For Chase.

                              3.  Stub Two - For Agent.

                              4.  Stub Three - For the Company.

                          D. Chase will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and return it to Chase. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Company at The Chase Manhattan Bank (National Association), New York, New York, in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission, if any.
                              In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                           E.    Unless the Agent purchased such Note as
                               principal, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will also send a copy of the confirmation to the Company. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                        F. Chase will send Stub Three to the Company by first-class mail. Monthly, Chase will also send to the

                              Company a statement setting forth the principal amount of the Notes outstanding as of that date under each Indenture and setting forth a brief description of any sales of which the Company has advised Chase but which have not yet been settled.

Settlement           For sales by the Company of Certified Notes to or
Procedures           through the Agent (except pursuant to a Terms
Timetable:           Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                     Procedure           Time
                     ---------           ----
                         A               2:00 P.M. on day before
                                         Settlement date
                         B               3:00 P.M. on day before
                                         Settlement date
                         C-D             2:15 P.M. on Settlement date
                         E               3:00 P.M. on Settlement date
                         F               5:00 P.M. on Settlement date

Failure to          If a purchaser fails to accept delivery of and make
Settle:             payment for any Certificated Note, the Agent will notify
                    the Company and Chase by telephone and in writing and return such Note to Chase. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the Settlement date, if possible, and in any event not later than the business day following the Settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Agent or Chase, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, Chase will mark such Note "cancelled," make appropriate entries in Chase's records and send such Note to the Company.

Chase Not to        Nothing herein shall be deemed to require Chase to risk
Risk Funds          or expend its own funds in connection with any payment to
                    the Company, or the Agent or the purchaser, it being understood by all parties that payments made by Chase to either the Company or the Agent shall be made only to the extent that funds are provided to Chase for such purpose.

Authenticity of     The Company will cause Chase to furnish the Agents
Signatures:         from time to time with the specimen signatures of each of
                    Chase's officers, employees or agents who have been authorized by Chase to authenticate Notes, but the Agents will have no obligation or liability to the Company or Chase in respect of the authenticity of the signature of any officer, employee or agent.

                                                                       Exhibit C



Dear Sirs:

We have audited the consolidated balance sheet of Cooper Industries, Inc. (the "Company") as of ________________________, and the related statements of consolidated results of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended _____________________________ and the related financial statement schedules for each of the three years in the period ended ________________________, all included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended ________________ and incorporated by reference in the Registration Statement (No. 333-00117) on Form S-3 (referred to as "Registration Statement") filed by the Company, under the Securities Act of 1933 (the "Act"); our report with respect thereto is also incorporated by reference in such Registration Statement, herein referred to as the "Registration Statement."

In connection with the Registration Statement:

1. We are independent auditors with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

2. In our opinion, the consolidated financial statements and schedules audited by us and (included) or (incorporated by reference) in the Company's Annual Report on Form 10-K at ______________________ and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the published rules and regulations thereunder.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to _________________________. The purpose (and therefore the scope) of our examination for the year ended ____________ was to enable us to express our opinion on the consolidated financial statements at __________________ and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to express and do not express an opinion on: the unaudited consolidated balance sheet at _______________, and _____________ or the unaudited statements of consolidated results of operations and cash flows for the three-month period ended ____________________________, the six-month period ended ________________________, and the nine-month period ended ____________________________, incorporated by reference in the

Registration Statement from the Company's Quarterly Reports on Form 10-Q for the quarters ended ___________________, _____________________ and
______________________, or the financial position, results of operations or cash flows as of any date or for any period subsequent to
__________________________________________________.

4. For the purpose of this letter, we have read the minutes of meetings of the shareholders, Board of Directors and executive, finance and audit committees of the Company as set forth in the minute books, through ______________, officials of the Company having advised us that the minutes of all such meetings through _________________ were set forth therein, and we are provided with a summary of minutes of meetings from that date through ______________________, and have carried out other procedures to
_____________________, as follows (our work did not extend to the period from
___________________ to ______________________ inclusive):

         a.      With respect to the three-month periods ended
         _________________ and ___________________, six-month periods ended
         _______________ and _________________, and the nine-month periods ended ____________________ and __________________________we have:

                 (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71, Interim Financial Information, on the unaudited consolidated financial statements for these periods, described in 3. above, included in the Company's Quarterly Report on Form 10-Q for the quarter ended _____________, incorporated by reference in the Registration Statement; and

                 (2) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under 4.a.(1) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the published rules and regulations thereunder.

         b. With respect to the period from ________________ to _________, we have:

                 (1) read the unaudited operating results for the _______________ period ended ________________, a copy of which is not attached, officials of the Company having advised us that no consolidated financial statements as of any date or for any period subsequent to _________________ were available except for the unaudited operating results for the ________________ period ended ____________________;

                 (2) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited operating results referred to under b.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement; and

                 (3) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at __________, there were any increases in the long-term debt of the Company and subsidiaries consolidated (except for any increase which occurs as a result of changes in the classification of outstanding short-term debt or the issuance of any Notes) or any decreases in the aggregate amount of the shareholders' equity of the Company (calculated exclusive of the translation component) as compared with the amounts shown in the __________ unaudited consolidated balance sheet incorporated by reference in the Registration Statement (except in each case, as applicable, for any decrease which occurs as a result of the declaration of dividends on common stock not in excess of $__________ per share per quarter) or (ii) for the period from __________ to __________, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated revenues from continuing operations, income from continuing operations before federal income taxes, or in net income of the Company.

The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

         a. any material modifications should be made to the unaudited consolidated financial statements described in 4.a(1) above, incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

         b. (i) the unaudited consolidated financial statements described in 4.a.(1) above included in the Company's Quarterly Reports on Form 10-Q for the quarters ended ____________, ____________, and ______________ and incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Form 10-Q, and the published rules and regulations thereunder; or

         c.      (i) at ______________________ (the date of most recent
                 unaudited operating results of the Company), there were any increases in the long-term debt of the Company and subsidiaries consolidated (except for any increase which occurs as a result of changes in the classification of outstanding short-term debt or the issuance of any Notes) or any decreases in the aggregate amount of shareholders' equity of the Company (calculated exclusive of the translation component) as compared with the amounts shown in the __________ unaudited consolidated balance sheet incorporated by reference in the Registration Statement (except in each case, as applicable, for any decrease which occurs as a result of the declaration of dividends on common stock not in excess of $________ per share per quarter) or (ii) for the period from _________________ to ______________________, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated revenues from continuing operations, income from continuing operations before federal income taxes, or in net income of the Company, except that [to be completed as applicable].

6. For purposes of this letter, we have read the following as set forth in the Registration Statement or the Prospectus included therein on the indicated page.

Item No.         Page No.    Description
--------         --------    -----------

   a.                        "Ratio of Earnings to Fixed Charges (Unaudited)."
                             The amounts in the table.

7. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as enumerated above and, accordingly, we do not express an opinion thereon.

8. For purposes of this letter, we have performed the procedure enumerated below which was applied as indicated with respect to the information identified in 6. above.

Item in 6.
  above                             Procedures and Findings
----------                          -----------------------

    a.                    Ratio of Earnings to Fixed Charges (Unaudited)

                          We compared the amounts in the table to a schedule prepared by the Company and found them to be in agreement.

 9. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedure enumerated in the preceding paragraph; also, such procedure would not necessarily reveal any material misstatement of the information identified in 6. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement or the Prospectus included therein, and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

10. This letter is solely for the information of, and to assist the agents in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the group of agents for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the distribution agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,